Exhibit 99.1

FOR IMMEDIATE RELEASE

CommonWealth REIT Rejects Conditional Offer by Corvex/Related and Adopts Provisions of Maryland Unsolicited Takeovers Act

Clarifies Position Regarding Various Legal Issues

Newton, MA (April 15, 2013): CommonWealth REIT (NYSE: CWH) today responded to various activities by Corvex Management LP (“Corvex”) and Related Fund Management, LLC (“Related” and together with Corvex, “Corvex/Related”), as follows:

Conditional offer to purchase CWH shares by Corvex/Related:

In a letter dated March 28, 2013, Corvex/Related made a conditional offer to purchase all of the shares of CWH for $24.50/share, without disclosing any specific financing plan.  The Corvex/Related letter requested a meeting with CWH that occurred on April 9, 2013.  After considering the information provided by Corvex/Related, CWH’s Board of Trustees unanimously determined not to pursue discussions with Corvex/Related about their conditional, not fully financed, offer.  After carefully considering alternatives, and with the advice and assistance of financial and legal advisors, the CWH Board unanimously determined that the interests of CWH and its shareholders will be best served by continued implementation of CWH’s current business plan to (i) concentrate investments in CBD office properties, (ii) divest non-core properties and other assets, and (iii) reduce debt, and not to pursue a sale of CWH at this time.

When announcing its decision not to pursue a sale of CWH, the CWH Board noted that the conditional offer from Corvex/Related appears to be part of a plan by Corvex/Related to seize control of CWH for their own benefit, or, alternatively, to realize a quick profit by forcing a sale of CWH before the full benefits of CWH’s current business plan are realized.  During the past few years, CWH has sold approximately $1.5 billion of primarily suburban office and industrial properties and re-invested proceeds into high quality CBD office properties with strong long term growth prospects.  Now, as this multi-year business plan is starting to demonstrate success, Corvex/Related seem intent upon realizing these benefits for themselves or forcing a sale before the benefits of the business plan can be fully realized by all shareholders.  In fact, simultaneously with presenting their conditional offer, Corvex/Related have threatened to begin a shareholder consent solicitation to remove the entire CWH Board if the Board does not agree to sell CWH to them or to a third party.

The Maryland Unsolicited Takeovers Act:

At a CWH Board of Trustees meeting on April 12, 2013, CWH elected to classify its Board pursuant to the Maryland Unsolicited Takeovers Act (the “Unsolicited Takeovers Act”).  CWH believes that after this election, members of its Board may be removed only “for cause”.  Accordingly, CWH believes the recent consent solicitation filed by Corvex/Related with the Securities and Exchange Commission (the “SEC”) which seeks removal of all of CWH’s trustees “without cause” is invalid and will have no force or effect.

The Unsolicited Takeovers Act was enacted in 1999.  Among other provisions, the Unsolicited Takeovers Act authorized the board of a Maryland REIT to elect to opt into various protections from an unsolicited takeover attempt, including a consent contest.  The Unsolicited Takeovers Act provides that “notwithstanding any provision in the charter or the bylaws” the board of a Maryland REIT may elect to receive the protection of the Unsolicited Takeovers Act with the creation of a classified board.  CWH believes that this unsolicited takeover protection intended to be accorded Maryland REITs would be illusory if the entire classified board created by an Unsolicited Takeovers Act election could be removed “without cause”.

CWH historically has had a classified Board; however, the historical CWH classified Board was created by the CWH Declaration of Trust which was adopted in 1986 and provided that its Trustees may be removed “with or without cause”.  The historical CWH classified Board existed under its 1986 Declaration of Trust and not as a result of an election under the Unsolicited Takeovers Act which did not exist until 1999.  Accordingly, CWH believes that its election to adopt a classified board under the Unsolicited Takeovers Act overrides the historical provisions of the CWH Declaration of Trust.

To avoid a possible dispute about the application of the 1999 Unsolicited Takeovers Act to CWH’s 1986 Declaration of Trust, members of the Maryland legislature were recently asked to pass a clarifying amendment to the Unsolicited Takeovers Act.  The legislators were fully informed that this clarifying amendment could impact the takeover activities which Corvex/Related were then threatening against CWH.  A hearing was held on this clarifying amendment on April 5, 2013, and testimony was presented about the history of the Unsolicited Takeovers Act which confirmed CWH’s understanding of that law; however, the Maryland Legislature failed to act on this matter before the 2013 legislative session ended on April 8, 2013.  Although the Maryland Legislature did not act, CWH believes its election to receive the protections accorded by the Unsolicited Takeovers Act and particularly the language of the Unsolicited Takeovers Act --- “notwithstanding any provision in the charter or bylaws” --- means that members of CWH’s Board may only be removed “for cause”, and that no such cause exists.

The attempted Consent Solicitation and other activities by Corvex/Related:

According to SEC filings by Corvex/Related, they first acquired shares of CWH on January 16, 2013.  On February 26, 2013, Corvex/Related disclosed their ownership in SEC filings which also included materials which purported to value CWH at between $40.00 and $55.00 per share (i.e., considerably more than the $24.50/share recently “offered” by Corvex/Related).  On March 1, 2013, Corvex/Related brought litigation in the Federal District Court for the District of Massachusetts to enjoin the closing of a long planned CWH equity offering and alleging various violations of the federal securities laws.  On March 4, 2013, the injunction requested by Corvex/Related was denied after a court finding of little likelihood of success on the merits of the Corvex/Related allegations, and the case has since been stayed pending arbitration.

Almost simultaneously with their federal court case in Massachusetts, Corvex/Related began a separate litigation in a Maryland state court.  In this Maryland case, Corvex/Related made many of the same allegations as in the Massachusetts case and they sought an emergency injunction to stay the appointment of arbitrators and an emergency determination to invalidate certain CWH Bylaws that require a shareholder seeking to remove Trustees to have owned at least 3% of CWH’s shares for at least three years.  On March 18, 2013, the Maryland court denied Corvex/Related any emergency relief.  Since then, the Maryland court has set a briefing schedule for the questions of (i) whether the disputes between Corvex/Related and CWH should be referred to arbitration, and (ii) whether the CWH Bylaw ownership requirements being challenged by Corvex/Related are valid.  A hearing on these matters has been scheduled for May 3, 2013.

Despite the fact that the Maryland court has not yet ruled on whether or not Corvex/Related are eligible to initiate a consent solicitation to remove all of CWH’s Trustees, Corvex/Related filed a definitive consent solicitation statement with the SEC and appear to be taking actions to mail to CWH shareholders seeking consents in the near future.  No record date has been set for determining shareholders entitled to join the consent solicitation proposed by Corvex/Related.  No court or arbitration panel has ruled that Corvex/Related are eligible to seek such consent.  In the event Corvex/Related solicit for such consents, CWH shareholders are urged to take no action on their request.  If and when it becomes appropriate to do so, CWH will distribute a consent revocation statement which discloses facts relevant to these matters.

Other Matters:

CWH has engaged BofA Merrill Lynch as financial advisor and to assist it in responding to the activities by Corvex/Related.  Skadden Arps Slate Meagher & Flom LLP and Saul Ewing LLP are serving as legal counsel.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S CURRENT BELIEFS AND EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND CWH’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH’S BOARD HAS DETERMINED THAT THE INTERESTS OF CWH AND ITS SHAREHOLDERS WOULD BE BEST SERVED BY CONTINUED IMPLEMENTATION OF CWH’S CURRENT BUSINESS PLAN AND NOT TO PURSUE A SALE OF CWH AT THIS TIME.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT CWH WILL SUCCESSFULLY IMPLEMENT ITS BUSINESS PLAN AND THAT, AS A RESULT, CWH AND ITS SHAREHOLDERS WILL REALIZE GREATER VALUE THAN PURSUING A SALE AT THIS TIME.  MANY ELEMENTS OF CWH’S BUSINESS PLAN REQUIRE THE PARTICIPATION OF THIRD PARTIES WHO ARE BEYOND CWH’S CONTROL:  DIVESTING NON-CORE PROPERTIES AND OTHER ASSETS REQUIRES FINDING BUYERS FOR THESE PROPERTIES AND ASSETS AT ACCEPTABLE PRICES; CONCENTRATING INVESTMENTS IN CBD OFFICE PROPERTIES MAY REQUIRE THAT CWH LOCATE ADDITIONAL CBD PROPERTIES WHICH ARE AVAILABLE FOR SALE AT REASONABLE PRICES; ETC.  ALSO, MARKET CONDITIONS BEYOND CWH’S CONTROL AND UNRELATED TO CWH’S ACTIVITIES MAY ADVERSELY AFFECT THE VALUE CWH AND ITS SHAREHOLDERS MAY REALIZE IN THE FUTURE. THE DECISION OF CWH’S BOARD TO CONTINUE ITS BUSINESS PLAN AND NOT TO PURSUE A SALE IS BASED UPON THE BUSINESS JUDGMENT OF CWH’S BOARD, BUT BUSINESS JUDGMENTS MAY BE MISTAKEN.

•                  THIS PRESS RELEASE STATES THAT CWH BELIEVES ITS ELECTION TO ADOPT A CLASSIFIED BOARD UNDER THE MARYLAND UNSOLICITED TAKEOVERS ACT OVERRIDES THE HISTORICAL PROVISIONS OF CWH’S DECLARATION OF TRUST SO THAT CWH’S TRUSTEES MAY ONLY BE REMOVED FOR CAUSE AND NOT WITHOUT CAUSE.  CWH’S LEGAL CONCLUSIONS REGARDING THE EFFECT OF ITS ELECTION TO BE SUBJECT TO THE UNSOLICITED TAKEOVERS ACT MAY BE CHALLENGED IN LITIGATION.  THE RESULTS OF LITIGATION ARE DIFFICULT TO PREDICT AND CWH CAN PROVIDE NO ASSURANCE THAT ITS LEGAL CONCLUSIONS WILL BE UPHELD.

•                  THIS PRESS RELEASE STATES THAT NO RECORD DATE HAS BEEN SET FOR DETERMINING SHAREHOLDERS ENTITLED TO JOIN THE CONSENT SOLICITATION PROPOSED BY CORVEX/RELATED AND THAT NO COURT OR ARBITRATION PANEL HAS RULED THAT CORVEX/RELATED ARE ELIGIBLE TO SOLICIT FOR SUCH CONSENTS.  AS NOTED IN THIS PRESS RELEASE, THE ISSUE OF WHETHER CORVEX/RELATED ARE ELIGIBLE TO SOLICIT CONSENTS TO REMOVE ALL OF CWH’S TRUSTEES HAS BEEN SET FOR HEARING IN THE MARYLAND STATE COURT.  VARIOUS STATEMENTS IN THIS PRESS RELEASE MAY IMPLY THAT CORVEX/RELATED WILL BE INELIGIBLE TO SOLICIT CONSENTS FOR THE REMOVAL OF ALL OF CWH’S TRUSTEES.  HOWEVER, CWH CANNOT GUARANTEE THE OUTCOME OF ANY COURT PROCEEDING.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, CWH DOES NOT INTEND TO UPDATE THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE AS A RESULT OF NEW INFORMATION WHICH MAY COME TO ITS ATTENTION.

The Company, its Trustees and certain of its executive officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of consent revocations from shareholders in connection with the consent solicitation being conducted by Corvex/Related and certain of their affiliates (the “Consent Solicitation”). On April 1, 2013, the Company filed a revised preliminary consent revocation statement with the SEC in response to the Consent Solicitation. The Company will furnish a definitive consent revocation statement to its shareholders, together with a BLUE consent revocation card, when they become available. SHAREHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the revised preliminary consent revocation statement filed with the SEC and other materials to be filed with the SEC in connection with the Consent Solicitation.

Shareholders will be able to obtain, free of charge, copies of the consent revocation statement and any other documents to be filed by the Company with the SEC in connection with the Consent Solicitation at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.cwhreit.com) or by requesting materials from the firm assisting the Company in the solicitation of consent revocations, Innisfree M&A Incorporated, toll-free at 877-750-5836.

Contacts:

INVESTORS Carlynn Finn 617-796-8222 Senior Manager, Investor Relations	MEDIA Timothy A. Bonang 617-796-8222 Vice President, Investor Relations

Larry Miller /Jennifer Shotwell/Arthur Crozier 212-750-5833 Innisfree M & A Incorporated	Andrew Siegel / Jonathan Keehner 212-355-4449 Joele Frank, Wilkinson Brimmer Katcher